                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /X/

Filed by a party other than the registrant

Check the appropriate box:

   / /  Preliminary Proxy Statement

   / /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
        (e)2))

   /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                                 WHX CORPORATION
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                  (Name of Registrant as Specified in Charter)

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      (Name of Person(s) filing Proxy Statement, if other than Registrant)

   Payment of filing fee (check the appropriate box):

   /X / No fee required.

   / /  Fee computed on table below per Exchange Act Rules
        14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Exchange Act Rule 0-11  (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   / /  Fee paid previously with preliminary materials.

   / /  Check box if any part of the fee is offset as provided  by  Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement no.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 2, 2004
                                -----------------

To The Holders of Our Common Stock:

          We invite you to attend our annual stockholders' meeting on Wednesday,
June 2, 2004 at The New York Marriott East Side, 525 Lexington Avenue, New York,
New  York  at  11:00  a.m.  At the  meeting,  you  will  hear an  update  on our operations, have a chance to meet some of our directors and executives, and will act on the following matters:

          1)   To elect three (3) Class II directors to a three-year term;
          2)   To ratify the  appointment of  PricewaterhouseCoopers  LLP as our independent accountants for fiscal 2004; and
          3)   Any other matters that properly come before the meeting.

          This  booklet  includes a formal  notice of the  meeting and the proxy statement.  The proxy  statement  tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

          Only record holders of WHX Corporation's  common stock at the close of business on April 20, 2004 will be entitled to vote on the foregoing  matters at the annual  meeting.  Even if you only own a few shares of common stock, we want your shares to be  represented  at the annual  meeting.  I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

          We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                Sincerely yours,

                                STEVEN WOLOSKY
                                Secretary

Dated:  New York, New York
        April 29, 2004

                                 WHX CORPORATION
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                -----------------

                              2004 PROXY STATEMENT

                               GENERAL INFORMATION

          This  proxy  statement  contains  information  related  to the  annual meeting  of  stockholders  (the  "Meeting")  of WHX  Corporation  ("WHX"  or the
"Company")  to be held on Wednesday,  June 2, 2004,  beginning at 11:00 a.m., at
The New York Marriott East Side, 525 Lexington  Avenue,  New York, New York, and
at any postponements or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

          At the Meeting, holders of WHX common stock will hear an update on the
Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

          1)   To elect three (3) Class II directors to a three-year term;
          2)   To ratify the  appointment of  PricewaterhouseCoopers  LLP as our independent accountants for fiscal 2004; and
          3)   Any other matters that properly come before the meeting.

WHO MAY VOTE

          Holders of the common  stock of WHX  Corporation,  as  recorded in our stock register on April 20, 2004 (the "Record  Date"),  may vote at the meeting.
As of the Record Date, we had 5,485,856  shares of common stock,  $.01 par value
("Common  Stock")  eligible to vote.  All shares in this class have equal voting rights of one vote per share.

          We also had 2,573,926  shares of Series A Convertible  Preferred Stock
("Series  A  Preferred  Stock")  and  2,949,000  shares of Series B  Convertible
Preferred  Stock  ("Series B Preferred  Stock," and  together  with the Series A
Preferred  Stock,  the  "Preferred  Stock")  outstanding  as of the Record Date.
Dividends on the Preferred  Stock have not been paid since the dividend  payment of October 1, 2000. The holders of the Preferred  Stock are eligible to elect up to two  directors to the  Company's  Board of Directors  (the  "Board") upon the
Company's  failure to pay six quarterly  dividends,  whether or not consecutive.

The  regularly  scheduled  dividend  payment  that was due April 1, 2002 was the sixth dividend non-payment. Accordingly, the holders of Preferred Stock have the right to elect up to two  directors  to our  Board.  The  election  of up to two directors by the holders of the  Preferred  Stock may occur at the Meeting,  but will be by  separate  action of the  holders  of  Preferred  Stock.  Subject  to requirements and procedures set forth in an Information Statement which is being mailed  separately to the holders of Preferred  Stock,  the holders of Preferred
Stock are not eligible to vote at this Meeting on the proposals described above.

ATTENDING IN PERSON

          Only holders of Common Stock and Preferred Stock,  their proxy holders and our invited guests may attend the Meeting. If you wish to attend the Meeting in person but you hold your shares through  someone else, such as a stockbroker, you must bring proof of your  ownership and  identification  with a photo at the
Meeting.  For  example,  you could bring an account  statement  showing that you beneficially  owned WHX  Corporation  shares as of April 20, 2004 as  acceptable proof of ownership.

                    INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

HOW TO VOTE

          You may vote in person at the Meeting or by proxy.  We recommend  that you vote by proxy even if you plan to attend the Meeting.  You can always change your vote at the Meeting.

VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE

          Holders of Common  Stock whose shares are  registered  directly on the books of the Company  may vote either by  telephone  or via the  Internet.  Your telephone or Internet vote authorizes the named proxies in the same manner as if you had  executed  a proxy  card  and  returned  it by  mail.  Instructions  for registered  stockholders  interested  in voting by telephone or via the Internet are set forth on the enclosed  proxy card.  The  telephone  and Internet  voting procedures are designed to authenticate the stockholder's  identity and to allow stockholders to vote their shares and confirm that their  instructions have been properly recorded.

          If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares  electronically  over the Internet or by telephone.  If your  voting  form  does  not  reference  Internet  or  telephone information,  please  complete and return the paper form in the  self-addressed, postage paid envelope provided.

HOW PROXIES WORK

          Our Board is asking for your  proxy.  Giving us your  proxy  means you authorize  us to vote your shares at the  Meeting in the manner you direct.  You may vote for all, some or none of our director  nominees.  You may also vote for or against the other proposal or abstain from voting.

          Proxies submitted by mail,  telephone or Internet will be voted by the individuals  named on the proxy card in the manner you indicate.  If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board recommendations,  i.e. in favor of all our director
nominees   and  in   favor   of  the   ratification   of  the   appointment   of
PricewaterhouseCoopers LLP as our independent accountants.

          You may receive  more than one proxy or voting card  depending  on how you hold  your  shares.  If you hold  shares  through  someone  else,  such as a stockbroker,  you may get materials  from them asking how you want to vote.  The latest  proxy  card we  receive  from you will  determine  how we will vote your shares.

REVOKING A PROXY

          There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted.  Secondly, you may vote in person at the meeting.  Lastly,  you may notify the Company's  corporate secretary  that your  revoke your proxy that you revoke your proxy in writing at
110 East 59th Street, New York, New York 10022.

QUORUM

          In order to act on the  proposals  described  herein,  we must  have a quorum  of  shares  of  Common  Stock.  This  means at least a  majority  of the outstanding  shares of Common Stock  eligible to vote must be represented at the
Meeting,  either by proxy or in person.  Shares  that the  Company  owns are not voted and do not count for this purpose.

VOTES NEEDED

          The director  nominees  receiving a plurality of the votes cast during the  meeting  will be elected to fill the seats of our Class II  Directors.  For other  proposals to be approved,  the favorable vote of a majority of the shares present and entitled to vote thereon is required.  Votes that are withheld  from voting  on a  proposal  will be  excluded  entirely  and will  have no effect in determining the quorum. Broker non-votes count for quorum purposes and otherwise have no impact on the  election of directors  or the  ratification  of auditors.
Broker  non-votes  occur  when a broker  returns  a proxy  but does not have the authority to vote on a particular proposal. Abstentions

count for quorum purposes and will have the same effect as an "against" vote for all other proposals.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information concerning ownership of the
Common Stock of WHX  outstanding  at April 20, 2004, by (i) each person known by the Company to be the  beneficial  owner of more than five percent of its Common
Stock,  (ii) each  director,  (iii) each of the executive  officers named in the summary  compensation table and (iv) all directors and executive officers of the
Company as a group.

                                                     Shares Beneficially   Percentage
Name and Address of Beneficial Owner (1)                  Owned(2)         of Class(2)
----------------------------------------                  --------         -----------
Private Management Group, Inc.(3)
20 Corporate Park, Suite 400
Irvine, CA  92606 ..................................       488,984            8.2%

Dimensional Fund Advisors Inc.(4)
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401 ....................       382,738            7.0%

Mariner Investment Group, Inc.(5)
780 Third Avenue, 16th floor
New York, NY  10017 ................................       279,480            5.1%

Gabelli Asset Management, Inc.(6)
One Corporate Center
Rye, New York  10580 ...............................       853,028           14.5%

Alliance Capital Management L.P.(7)
1290 Avenue of the Americas
New York, New York  10104 ..........................       387,366            7.1%

Dewey Square Investors Corporation (8)
One Financial Center
Boston, Massachusetts  02111 .......................       288,806            5.3%

Neil D. Arnold .....................................        92,327(9)         1.7%

Robert A. Davidow ..................................        60,595(10)        1.2%

William Goldsmith ..................................        31,996(11)         *

Neale X. Trangucci .................................        71,664(9)         1.3%

Marvin L. Olshan ...................................        36,995(12)         *

Raymond S. Troubh ..................................        51,995(13)         *

Stewart E. Tabin ...................................        71,663(9)         1.3%

Robert K. Hynes ....................................        38,653(14)         *

Louis Klein, Jr ....................................        23,332(15)         *

Garen W. Smith .....................................        85,619(16)        1.5%

Howard Mileaf ......................................         6,665(15)         *

Daniel P. Murphy ...................................         72,296(17)       1.4%

All Directors and Executive Officers as a Group
(12 persons) .......................................       651,113(18)       10.8%
-------------------
*           less than one percent.

(1)  Each stockholder,  director and executive officer has sole voting power and sole  dispositive  power with respect to all shares  beneficially  owned by him, unless otherwise indicated.

(2)  Based  upon  shares  of  Common  Stock  outstanding  at April  20,  2004 of
     5,485,856 shares.

(3)  Based upon a Schedule  13G/A filed in February,  2004,  Private  Management
     Group, Inc.  ("Private  Management")  beneficially  holds 488,984 shares of
     Common Stock.  Private  Management,  a investment  adviser registered under
     Section  240.13d-1(b)(1)(ii)(E)  of the Investment Advisers Act of 1940, as
     amended (the  "Investment  Advisers Act") has voting authority over 488,984 shares of Common Stock as a result of acting as  investment  adviser to its managed  client  accounts.  The  aggregate  number of shares held  includes
     250,400 shares of the Company's Series A Preferred Stock and 274,800 shares of the Company's Series B Preferred Stock,  convertible into  approximately
     264,472 and 224,512 shares of Common Stock, respectively.

(4)  Dimensional  Fund Advisors,  Inc.  ("Dimensional"),  an investment  advisor registered  under Section 203 of the  Investment  Advisors  Act,  furnishes investment  advice  to  four  investment  companies  registered  under  the
     Investment  Company Act of 1940, as amended (the "Investment  Company Act")
     and serves as investment  manager to certain other  commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the  "Dimensional  Funds.") In its role as  investment  advisor or manager,
     Dimensional possesses voting and/or investment power over 382,738 shares of
     Common  Stock as of  December  31,  2002.  The  Dimensional  Funds  own all
     securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(5)  Based upon a Schedule  13G filed in July 2003,  Mariner  Investment  Group,
     Inc.  ("Mariner")  beneficially  holds  279,480  shares  of  Common  Stock.
     Mariner,  an  investment  advisor  registered  under  Section  203  of  the
     Investment Advisors Act, furnishes  investment advice to several investment companies exempt from the Investment  Company Act, and serves as investment manager to certain other separate accounts. (These investment companies and accounts are the "Mariner  Funds").  In its role as  investment  adviser or manager,  Mariner possesses voting and/or investment power over the 279,480 shares of Common Stock held by the Mariner Funds,  no one of which,  to the knowledge  of Mariner,  owns more than 5% of the class.  Mariner  disclaims beneficial ownership of such securities.

(6)  Based on a Schedule  13D/A  filed in December  2002,  as updated by Gabelli
     Asset  Management Co., Inc.,  Gabelli Funds,  LLC, GAMCO  Investors,  Inc.,
     Gabelli  Securities,  Inc., MJG Associates Inc. and Gabelli Advisors,  Inc.
     collectively  beneficially hold 853,028 shares of Common Stock. This amount includes  174,300 shares of Series A Preferred  Stock and 287,600 shares of
     Series B Preferred Stock convertible into approximately 184,096 and 234,969 shares of Common Stock, respectively, and 433,963 shares of Common Stock.

(7)  Based on a Schedule 13G filed jointly in February  1999,  Alliance  Capital
     Management,  L.P., AXA, AXA Assurances I.A.R.D.  Mutuelle  ("AXAAIM"),  AXA
     Assurances  Vie Mutuelle  ("AXAAVM"),  AXA Conseil Vie  Assurance  Mutuelle
     ("AXACVAM"),  AXA Courtage Assurance Mutuelle  ("AXACAM") and The Equitable
     Companies,  Inc.  collectively  beneficially  hold 387,366 shares of Common
     Stock.  The address of AXA is 9 Place  Vendome  75001  Paris,  France.  The
     address of AXAAIM and AXAAVM is 21, rue de Chateaudun 75009 Paris,  France.
     The  address  of  AXACVAM  is 100-101  Terrasse  Boieldieu  92042  Paris La
     Defense,  France.  The  address of AXACAM is 26,  rue Louis le Grand  75002
     Paris, France.

(8)  Based on a Schedule  13G/A filed in January  1999,  Dewey Square  Investors
     Corp.  beneficially  holds  288,806  shares of Common  Stock.  This  amount includes Common Stock issuable upon their conversion of Preferred Stock.

(9)  Consists of shares of Common Stock  issuable upon their exercise of options within 60 days hereof.

(10) Includes  30,329  shares of Common  Stock  issuable  upon his  exercise  of options within 60 days hereof,  and  approximately  26,933 shares of Common
     Stock  issuable  upon  conversion  of 25,500  shares of Series A  Preferred
     Stock.

(11) Includes  28,663  shares of Common  Stock  issuable  upon his  exercise  of options within 60 days hereof.

(12) Includes  30,329  shares of Common  Stock  issuable  upon his  exercise  of options within 60 days hereof.

(13) Includes  31,329  shares of Common  Stock  issuable  upon his  exercise  of options within 60 days hereof.

(14) Includes  34,998  shares of Common  Stock  issuable  upon his  exercise  of options within 60 days hereof.

(15) Includes 3,332 shares of Common Stock issuable upon his exercise of options within 60 days hereof.

(16) Includes  69,470  shares of Common  Stock  issuable  upon his  exercise  of options within 60 days hereof, and approximately 817 shares of Common Stock issuable upon conversion of 1,000 shares of Series B Preferred Stock.

(17) Includes  73,295  shares  of  Common  Stock  issuable  upon  his   exercise
     of options within 60 days hereof.

(18) Includes  540,731  shares of Common Stock  issuable upon their  exercise of options within 60 days hereof,  approximately 26,933 shares of Common Stock issuable upon  conversion of 25,500 shares of Series A Preferred Stock held by Robert A. Davidow and  approximately 817 shares of Common Stock issuable upon  conversion of 1,000 shares of Series B Preferred  Stock held by Garen
     W. Smith.

                                 PROPOSAL NO. 1
                         ELECTION OF CLASS II DIRECTORS

          The Company's  Certificate of Incorporation and Bylaws provide for the classification of the Board into three classes. The term of the current Class II
Directors  expires at the Meeting and when their successors are duly elected and shall have  qualified.  All  nominees  are  currently  Class II Directors of the
Company.  Management  has no reason to believe that any of the nominees  will be unable or unwilling to serve as a director,  if elected.  Should any nominee not be a  candidate  at the  time  of the  Meeting  (a  situation  which  is not now anticipated), proxies may be voted in favor of the remaining nominees and may be also voted for a substitute nominee selected by the Board.

          Unless authority is specifically  withheld,  proxies will be voted for the election of the nominees named below,  to serve as Class II Directors of the
Company for a term of office to expire at the third succeeding Annual Meeting of
Stockholders  and until their  successors  have been duly elected and qualified.
Class II Directors  shall be elected by a plurality of the votes cast, in person or by proxy,  at the Meeting.  The Class I and Class III Directors will continue to serve their  respective  terms,  with the three Class III Directors  having a term that will expire at the 2005 Annual Meeting of  Stockholders of the Company
and the three  Class I  Directors  having a term  that  will  expire at the 2006
Annual Meeting of Stockholders of the Company.

          The Company also has 2,573,926  shares of Series A Preferred Stock and
2,949,000  shares of Series B  Preferred  Stock  outstanding.  Dividends  on the
Preferred  Stock  have not been paid  since the  dividend  payment of October 1,
2000.  The  holders  of the  Preferred  Stock  are  eligible  to elect up to two directors  to  the  Board  upon  the  Company's  failure  to pay  six  quarterly dividends,  whether or not consecutive. The regularly scheduled dividend payment that was due April 1, 2002 was the sixth dividend non-payment.  Accordingly, the holders of  Preferred  Stock have the right to elect up to two  directors to the
Board.  The  holders  of the  Preferred  Stock are not  eligible  to vote on the following three Class II nominees.  Holders of Preferred Stock are only eligible to vote to elect up to two directors nominated by holders of Preferred Stock, as described in the  Information  Statement  sent  directly to holders of Preferred
Stock.

          The  Company's  Certificate  of  Incorporation  currently  limits  the maximum  size  of the  Board  to ten  directors.  The  Board  presently  has ten directors on it, and assuming the  election of the  nominees,  will  continue to have ten directors.  If the holders of Preferred  Stock elect the maximum of two directors  nominated by the holders of the Preferred Stock at the Meeting,  then two of the other ten  directors  will resign so that  following  the election of such two directors by the holders of Preferred Stock, the Board will not have in excess of ten directors.

          The names of the nominees and certain information  concerning them are set forth:

                                                 PRINCIPAL OCCUPATION                           FIRST YEAR
                        CLASS OF               FOR THE PAST FIVE YEARS                            BECAME
NAME                    DIRECTOR           AND CURRENT PUBLIC DIRECTORSHIPS             AGE    A DIRECTOR(1)
----                    --------           --------------------------------             ---    -------------

Marvin L. Olshan           II         DIRECTOR.  Partner,  Olshan Grundman Frome        76         1991
                                      Rosenzweig  &  Wolosky  LLP,  from 1956 to
                                      2002, and Of Counsel since 2002.

Garen W. Smith             II         DIRECTOR. Chairman of the Board of Handy &    61         2002
                                      Harman   ("H&H"),   a  subsidiary  of  the
                                      Company,   since  2003.   Vice  President,
                                      Secretary   and   Treasurer  of  Abundance
                                      Corp., a consulting  company that provides
                                      services  to  the  Company,   since  2002.
                                      President and Chief  Executive  Officer of
                                      Unimast Incorporated from 1991 to 2002.

Raymond S. Troubh          II         DIRECTOR.   Financial  Consultant  for  in        77         1992
                                      excess of pst five  years.  Mr.  Troubh is
                                      also  a  director   of  Diamond   Offshore
                                      Drilling,   Inc.,  Enron  Corp.,   General
                                      American Investors Company, Gentiva Health
                                      Services, Inc. and Triarc Companies, Inc.,
                                      a holding company. He is also a trustee of
                                      the Petrie Stores Liquidating Trust.

                                       10

          The names of the Class I and Class III  Directors,  whose terms expire
at  the  2005  and  2006  annual  meeting  of   stockholders   of  the  Company,
respectively, who are currently serving their terms, are set forth below:

                                              PRINCIPAL OCCUPATION                               FIRST YEAR
                        CLASS OF            FOR THE PAST FIVE YEARS                                BECAME
NAME                    DIRECTOR         AND CURRENT PUBLIC DIRECTORSHIPS              AGE      A DIRECTOR(1)
----                    --------         --------------------------------              ---      -------------

William Goldsmith           I         DIRECTOR.    Management    and   Marketing        85           1987
                                      Consultant  since 1984.  Chairman of Nucon
                                      Energy Corp. since 1997 and TMP, Inc. from
                                      January  1991 to 1993.  Chairman and Chief
                                      Executive  Officer of Overspin  Golf Corp.
                                      from  1993 to  1997.  Chairman  and  Chief
                                      Executive    Officer    of   Fiber    Fuel
                                      International,  Inc.,  from  1994 to 1997.
                                      Life Trustee to Carnegie Mellon University
                                      since 1980.  Director  of Skidaway  Health
                                      and Living Services Inc. since 2002.

Louis Klein Jr.             I         DIRECTOR.  Trustee  of  Manville  Personal        68           2002
                                      Injury   Settlement   Trust   since  1991.
                                      Trustee   of  WT   Mutual   Fund   and  WT
                                      Investment  Trust  I  (Wilmington   Trust)
                                      since 1998.

Howard Mileaf               I         DIRECTOR.   Consultant  since  2001.  Vice        67           2002
                                      President  and  General   Counsel  of  the
                                      Company  from  1993 to 2001.  Director  of
                                      WebFinancial   Corporation  and  Neuberger
                                      Berman Mutual Funds.

Neale X. Trangucci          I         DIRECTOR  AND  CHIEF  EXECUTIVE   OFFICER.        47           2004
                                      Chief  Executive  Officer  of the  Company
                                      since February 1, 2004. General partner of
                                      Stonehill Partners,  L.P. for in excess of
                                      past  five  years.  Vice-President  of WPN
                                      Corp.  from  February  1990 until  January
                                      2004.

                                       11

Neil D. Arnold             III        DIRECTOR  AND  EXECUTIVE  CHAIRMAN  OF THE        55           1992
                                      BOARd.  Executive  Chairman  of the  Board
                                      since  February  1,  2004.  Officer of WPN
                                      Corp.,  a  financial  consulting  company,
                                      from  August  2001  until   January  2004.
                                      Private   Investor  from  May  1999  until
                                      August  2001.  Group  Finance  Director of
                                      Lucas Varity plc from December 1996 to May
                                      1999,   and  Executive  Vice  President  -
                                      Corporate  Development from September 1996
                                      to December 1996.

Robert A. Davidow          III        DIRECTOR.  Private  investor since January        62           1992
                                      1990.  Director of Arden  Group,  Inc.,  a
                                      supermarket holding company.

Stewart E. Tabin           III        DIRECTOR AND  PRESIDENT.  President of the        47           2004
                                      Company  since  February 1, 2004.  General
                                      partner of Stonehill Partners, L.P. for in
                                      excess of past five years.  Vice-President
                                      of WPN  Corp.  from  February  1990  until
                                      January 2004.

  ------------------

(1) The Company and its subsidiaries were reorganized into a new holding company structure ("Corporate  Reorganization") on July 26, 1994. Prior to the Corporate
Reorganization,  all directors of the Company who were  directors at the time of the Corporate Reorganization were directors of Wheeling-Pittsburgh Corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE ELECTION OF EACH OF THE
NOMINEES.

BOARD AND COMMITTEE INDEPENDENCE

     Messrs.  Olshan,  Troubh,   Goldsmith,   Klein,  Mileaf  and  Davidow,  the
non-management  members of the  Board,  are  independent  under the rules of the
Securities  and  Exchange  Commission  ("SEC").   Furthermore,   the  Board  has
affirmatively concluded that all of its non-management members are "independent"
within  the  meaning of the rules of the New York Stock  Exchange  ("NYSE").  In making its determination,  the Board applied the categorical  standard discussed below. In addition,  the Compensation and Nominating Committees of the Board (as

                                       12

such terms are defined  herein) are  comprised  entirely  of  directors  who are independent  under the rules of the NYSE, and the members of the Audit Committee are  independent  under  the  rules  of the  NYSE and the  SEC.  The  Board  has determined  that each of its  independent  members has no material  relationship with the  Company or any of its  subsidiaries  (either  directly or as a current partner,  shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries).

     In determining whether a director has had a material  relationship with us,
our  Corporate  Governance   Guidelines  (which  are  located  on  our  website,
www.whxcorp.com)  establish a categorical standard. As long as a director has no material  relationships  with the  Company  or any of its  subsidiaries  (either directly or as a partner,  shareholder or officer of an organization  that has a relationship with the Company or any of its subsidiaries)  other than those that would be permitted under the categorical standard, a director will be considered not to have a material relationship with the Company or any of its subsidiaries.
The   categorical   standard  is  that  such  director  must  have  no  material relationship  with the company  (either  directly or indirectly)  that precludes independence  under the NYSE  rules.  In  applying  that  standard,  the Board's philosophy is that a  relationship  (other than that of partner,  shareholder or officer) with an organization that has a relationship with the Company or any of its  subsidiaries  that does not result in a possibility of additional  economic benefit  to a  director,  directly  or  indirectly,  from  the  Company  or  its subsidiaries will not be considered to be a material relationship.  In the event of a relationship that is not addressed by the categorical standard or that does not satisfy the  categorical  standard,  the Board may, in its judgment,  taking into account all relevant facts and circumstances, deem that relationship not to be material.

                                       13

BOARD MEETING AND  ATTENDANCE;  NON-MANAGEMENT  DIRECTOR  MEETINGS;  STOCKHOLDER
COMMUNICATIONS

     The Board  met on five  occasions  and took  action  by  unanimous  written consent on one  occasion  during the fiscal year ended  December  31,  2003.  No incumbent  director  attended  fewer than 75% of the  aggregate of (1) the total number of meetings of the Board (held  during the period for which he has been a director);  and (2) the total number of meetings  held by all  committees of the
Board on which he served (during the periods that he served).

     Each  director  is  expected  to make  reasonable  efforts to attend  Board meetings,  meetings  of  committees  of which such  director is a member and the
Annual  Meeting of  Stockholders.  One board  member  attended  the 2003  Annual
Meeting of Stockholders.

     The  Company's   non-management   directors  meet  in  regularly  scheduled
executive  sessions  without  management.  Mr. Troubh has been  appointed by the non-management  directors  to  serve  as the  lead  director  at such  sessions.
Additionally,  at  least  once a  year,  the  independent  directors  meet in an executive  session.  Stockholders and other  interested  persons may contact the lead director or the  non-management  directors  individually  or as a group, by writing  to the  presiding  director  or to  such  director(s)  in  care  of the
Corporate Secretary, WHX Corporation,  110 East 59th Street, New York, NY 10022.
Any such  communications  will be promptly  distributed  by the Secretary to the non-management  directors  and will be kept  confidential  and, at the  sender's request, shall be sent to such director(s) anonymously.

     The Company has also  adopted a procedure  by which  stockholders  may send communications  as defined within Item 7(h) of Schedule 14A under the Securities
Exchange Act of 1934, as amended (the "Exchange  Act") to one or more members of the Board by  writing  to such  director(s)  or to the whole  Board  care of the
Corporate Secretary, WHX Corporation,  110 East 59th Street, New York, NY 10022.
Any such  communications  will be promptly  distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.

COMMITTEES AND COMMITTEE MEETINGS

     There are five standing  Committees of the Board: the Executive  Committee, the  Audit  Committee,  the  Compensation  Committee,  the  Nominating/Corporate
Governance  Committee and the Stock Option Committee (for the 1991 Incentive and
Nonqualified  Stock  Option  Plan,  the  2001  Stock  Option  Plan  and the 2003
Incentive Stock Plan).

     EXECUTIVE  COMMITTEE.  The members of the Executive Committee are Robert A.
Davidow,  Marvin L. Olshan,  Raymond S. Troubh and Neil D. Arnold. The Executive
Committee met on three occasions and took action by unanimous written consent on five  occasions  during the fiscal year ended  December 31, 2003.  The Executive
Committee  possesses  and  exercises all the power and authority of the Board in the  management  and direction of the business and affairs of the Company except

                                       14

as limited by law and except for the power to change the  membership  or to fill vacancies on the Board or the Executive Committee.

     AUDIT COMMITTEE. The Company has a separately-standing audit committee (the
"Audit  Committee")  established in accordance  with Section  3(a)(58)(A) of the
Exchange Act. The members of the Audit  Committee are Louis Klein Jr., Robert A.
Davidow and William Goldsmith.  Each of Messrs. Klein, Davidow and Goldsmith are
non-employee  members of the Board.  After reviewing the  qualifications  of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Audit  Committee  members are  "independent"  as that  concept is defined in Section  10A of the  Exchange  Act,  (2) all current
Audit  Committee  members are  "independent"  as that  concept is defined in the applicable  rules of the NYSE,  (3) all  current  Audit  Committee  members  are financially  literate,  and (4)  Mr.  Klein  qualifies  as an  "audit  committee financial  expert"  under  the  applicable  rules  promulgated  pursuant  to the
Exchange Act. The Audit  Committee  operates under a written  charter adopted by the  Board,  a current  copy of which is  attached  hereto  as  EXHIBIT A and is available on the Company's website, WWW.WHXCORP.COM.  The Audit Committee met on five occasions during the fiscal year ended December 31, 2003 and took action by unanimous consent on one occasion. The primary purpose of the Audit Committee is to assist the Board in fulfilling  its  responsibility  to oversee the Company's financial reporting activities. The Audit Committee annually selects independent public  accountants  to serve as auditors of the  Company's  books,  records and accounts,  reviews the scope of the audits  performed  by such  auditors and the audit  reports  prepared by them,  reviews and monitors the  Company's  internal accounting  procedures and monitors compliance with the Company's Code of Ethics
Policy and  Conflict of Interest  Policy.  A report from the Audit  Committee is also included in this Proxy Statement, see Audit Committee Report.

     COMPENSATION COMMITTEE.  The Company has a separately standing compensation committee  (the  "Compensation  Committee").  The  Compensation  Committee has a
charter,  a  current  copy of  which  is  available  on the  Company's  website,
WWW.WHXCORP.COM.  The  members  of the  Compensation  Committee  are  Robert  A.
Davidow,  William  Goldsmith and Marvin L. Olshan,  each of whom are  considered independent  directors in  accordance  with the NYSE's  listing  standards.  The
Compensation  Committee met on one occasion and took action by unanimous written consent on one occasion  during the fiscal year ended  December  31,  2003.  The
Compensation Committee reviews compensation arrangements and personnel matters.

     NOMINATING/CORPORATE    GOVERNANCE   COMMITTEE.    The   members   of   the
Nominating/Corporate  Governance  Committee  (the  "Nominating  Committee")  are
Raymond  Troubh,  Marvin  L.  Olshan  and  Robert  A.  Davidow,  each of whom is independent  in accordance  with the NYSE's  listing  standards.  The Nominating
Committee took action by unanimous  written  consent on one occasion  during the fiscal year ended December 31, 2003. The Nominating  Committee has a charter,  a

                                       15

current copy of which is available on the Company's website, WWW.WHXCORP.COM. No shareholder proposals were received in fiscal 2003.

     The Nominating  Committee considers and makes  recommendations to the Board with respect to the size and  composition of the Board and identifies  potential candidates  to serve as  directors,  to the extent  there are  vacancies  on the
Board.  The  Nominating  Committee   identifies   candidates  to  the  Board  by
introduction from management,  members of the Board,  employees or other sources and  stockholders  that  satisfy  the  Company's  policy  regarding  stockholder recommended  candidates.  The Nominating  Committee  does not evaluate  director candidates  recommended by  stockholders  differently  than director  candidates recommended by other sources. Stockholders wishing to submit recommendations for candidates  to be  considered  for  election  at  the  2005  Annual  Meeting  of
Stockholders should write to the Corporate Secretary, WHX Corporation,  110 East
59th Street, New York, NY 10022. Any such stockholder must meet and evidence the minimum eligibility  requirements  specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the
stockholder   eligibility   requirements,   (2)  the  written   consent  of  the
candidate(s)  for  nomination  as a  director,  (3) a resume  or  other  written statement of the  qualifications of a candidate(s) for nomination as a director,
and  (4)  all  information   regarding  the   candidate(s)  and  the  submitting
stockholder  that would be required to be disclosed in a proxy  statement  filed with the SEC if the  candidate(s)  were  nominated  for  election  to the Board, including  the  number  and class of all  shares  of each  class of stock of the
Company owned of record and beneficially by each such persons,  and the name and address of the submitting stockholder(s).

     The Nominating Committee  identifies,  investigates and recommends possible directors  to the  Board  with the goal of  creating  a  balance  of  knowledge, experience  and  diversity,  to the extent there are vacancies on the Board.  In considering Board candidates,  the Nominating Committee takes into consideration the Company's Corporate  Governance  Guidelines,  the Company's policy regarding stockholder  recommended director candidates,  as set forth above, and all other
factors  that  it  deems  appropriate,   including,  but  not  limited  to,  the
individual's  independence,  character,  education,  experience,  knowledge  and skills.  The  Nominating  Committee  will  also  consider:  the  extent  of  the individual's  experience in business,  education or public  service;  his or her ability to bring a desired range of skills,  diverse perspectives and experience to the Board;  and whether the individual  possesses high ethical  standards,  a strong  sense of  professionalism  and is capable of serving  the  interests  of
stockholders.   In  addition  to   reviewing  a   candidate's   background   and
accomplishments, candidates for director nominees are reviewed in the context of the current  composition  of the board and the evolving  needs of the  Company's businesses.  It is the  Board's  policy that at all times at least a majority of its members meet the standards of  independence  promulgated by the NYSE and the
SEC  and  as  set  forth  in  the  Company's  Corporate  Governance  Guidelines.
Additionally,  the  Nominating  Committee  will consider the number of boards on

                                       16

which the candidate  already serves when assessing whether the candidate has the appropriate time to devote to Board service.

     Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or  consideration  of director  candidate recommendations received from a stockholder, or a formal process for identifying and  evaluating  nominees  for  directors  (including  nominees  recommended  by stockholders). These issues will be considered by the Committee, which will then make a recommendation to the Board.

     In its corporate  governance  role, the Nominating  Committee also develops
and  recommends   corporate  governance   principles  for  the  Company;   makes
recommendations  to the Board in support of such principles;  takes a leadership role in the shaping of the corporate governance of the Company; and oversees the evaluation of the Board and management.

     STOCK  OPTION  COMMITTEE.  The members of the Stock  Option  Committee  are
Raymond S. Troubh and Robert A. Davidow. The Stock Option Committee  administers the granting of stock options under the 1991  Incentive and  Nonqualified  Stock
Option Plan (the "1991 Plan"),  the 2001 Stock Option Plan (the "2001 Plan") and
the 2003 Incentive Stock Plan (the "2003 Plan"). The Stock Option Committee took action by unanimous  written consent on three  occasions  during the fiscal year ended December 31, 2003.

     BOARD COMPENSATION

     Directors  of the  Company  who are not  employees  of the  Company  or its subsidiaries  are entitled to receive  compensation  for serving as directors in the amount of $40,000 per annum,  $1,000 per Board  meeting,  $800 per Committee meeting  attended in person,  $500 per telephonic  meeting (other than the Stock
Option  Committee and the Audit  Committee),  and $1,000 per day of consultation and other  services  provided  other than at meetings of the Board or Committees thereof,  at the request of the Chairman of the Board.  Committee  Chairmen also receive  an  additional  annual  fee of  $1,800  (other  than the  Stock  Option
Committee  and the Audit  Committee).  Each Audit  Committee  member  receives a payment of $20,000 per year, and the chairman of the Audit Committee  receives a payment of $25,000 per year.  Directors of the Company  (other than the Chairman of the Board or directors who are employees of the Company or its  subsidiaries)
also received  options to purchase  25,000 shares of Common Stock on December 1,
1997 and receive  options to purchase  5,000 shares of Common Stock per annum on the date of each annual meeting of stockholders up to a maximum of 40,000 shares of Common Stock pursuant to the Company's 1997 Directors  Stock Option Plan (the
"1997  Plan").  On June 30,  2003,  each of Messrs.  Troubh,  Klein,  Goldsmith,
Olshan,  Davidow and Mileaf received  10,000 shares of restricted  stock and Mr.
Smith received 20,000 shares of restricted  stock.  All directors of the Company permitted to participate in the 1997 Plan, except for Messrs.  Klein and Mileaf, have received the maximum number of shares permitted to be issued thereunder.

                                       17

     Pursuant to a  management  agreement  effective  as of January 3, 1991,  as
amended,   which  was  initially   approved  by  a  majority  of  the  Company's
disinterested directors, and was terminated on January 31, 2004 (the "Management
Agreement"),  WPN Corp.  ("WPN"),  of which Ronald LaBow, the former Chairman of the Board of the Company,  is the sole  stockholder and an officer and director, provided financial, management, advisory and consulting services to the Company, subject to the supervision and control of the Company's disinterested directors.
Messrs.  Trangucci,  Tabin and Arnold were also  officers  of WPN until  January
2004. WPN received a monthly fee of $520,833.33  from January through October of
2003,  and $400,000 for each of November  and December of 2003.  WPN Corp.  also received certain benefits from financial  intermediaries with which it transacts business  on  behalf  of the  Company  in the  form of  research  materials  and services, which were used by WPN on behalf of the Company and in connection with its other activities. For the fiscal year 2003, the amount of such reimbursement was approximately  $75,000.  The Company believed that the cost of obtaining the type and quality of services rendered by WPN under the Management  Agreement was no less  favorable  than that at which the  Company  could  have  obtained  such services from unaffiliated entities.  See "Executive  Compensation -- Management
Agreement with WPN."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered  class  of the  Company's  equity  securities,  to  file  reports  of ownership  and changes in  ownership  with the SEC. In addition,  under  Section
16(a),  trusts for which a reporting  person is a trustee and a beneficiary  (or for which a member of his immediate family is a beneficiary) may have a separate reporting  obligation  with regard to  ownership  of the Common  Stock and other equity  securities of the Company.  Such reporting persons are required by rules of the SEC to furnish the Company with copies of all Section  16(a) reports they file.  Based  solely upon a review of the copies of such forms  furnished to the
Company and  written  representations  from the  Company's  executive  officers, directors  and  greater  than ten percent  (10%)  beneficial  stockholders,  the
Company  believes  that during the year ended  December  31,  2003,  all persons subject to the  reporting  requirements  of  Section  16(a)  filed the  required reports on a timely basis.

CODE OF CONDUCT AND ETHICS

     The Company has adopted a written  Code of Conduct and Ethics that  applies to the Company's  principal  executive  officer,  principal  financial  officer, principal account officer or controller or people performing  similar functions.
The  Code  of  Conduct  and  Ethics  is  available  on  the  Company's  website,
WWW.WHXCORP.COM, and available in print to any stockholder who requests it.

                                       18

CORPORATE GOVERNANCE GUIDELINES

     The Company has adopted Corporate Governance Guidelines which are available on the  Company's  website,  WWW.WHXCORP.COM,  and are available in print to any shareholder that requests them.

                                   MANAGEMENT

EXECUTIVE OFFICERS OF THE COMPANY

     The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

                                     PRINCIPAL OCCUPATION FOR THE PAST
NAME                           FIVE YEARS AND CURRENT PUBLIC DIRECTORSHIPS           AGE
----                           -------------------------------------------           ---

Robert K. Hynes            CHIEF  FINANCIAL  OFFICER.  Chief  Financial  Officer     49
                           since January 2003. Vice President--Finance from June
                           2001  through  January  2003.  Vice  President of H&H
                           since  March 2000.  Director  of Audit and  Financial
                           Standards of H&H from April 1995 through March 2000.

Daniel P. Murphy           PRESIDENT, H&H. President of H&H since February 2003.     43
                           Vice President of H&H Engineered Materials Group from
                           January  2002  through  February  2003.  President of
                           Olympic  Manufacturing Group, Inc. from February 1994
                           through December 2001.

                                       19

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following table sets forth, for the fiscal years indicated,  all compensation awarded to, paid to or earned by the following type of executive  officers for the fiscal  years ended  December 31, 2001,  2002 and
2003: (i)  individuals who served as, or acted in the capacity of, the Company's principal  executive  officer for the fiscal year ended  December  31, 2003 (Mr.
LeBlanc served as the Company's  Principal Executive Officer through March 2003, when he resigned  from his positions  with the Company;  at such time Mr. Arnold acted as the Company's Principal  Executive  Officer);  (ii) the Company's other most highly compensated  executive  officers,  which together with the Principal
Executive Officer are the most highly compensated  officers of the Company whose salary  and bonus  exceeded  $100,000  with  respect  to the  fiscal  year ended
December  31, 2003 and who were  employed  at the end of fiscal  year 2003;  and
(iii) up to two  additional  individuals  for whom  disclosure  would  have been provided  but for the fact that the  individual  was not serving as an executive officer of the  Company at the end of fiscal  year  2003.  Please  note that the executive  officers  identified  in (i),  (ii) and (iii) above are  collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
     Name and Principal Position                      Annual Compensation                        Compensation
     ---------------------------                      -------------------                        ------------

                                                                           Other Annual    Securities      All Other
                                                      Salary     Bonus     Compensation    Underlying     Compensation
                                           Year         ($)     ($)(1)        ($)(2)       Options (#)       ($)(3)
                                           ----         ---     ------        ------       -----------       ------

Neil D. Arnold (4)                         2003            --     --             --          45,000         500,000(9)
Principal Executive Officer,               2002            --     --             --               0                                500,000(9)
Executive Chairman of the Board            2001            --     --             --          53,333                                221,500(9)

Robert D. LeBlanc(5)                       2003       105,769     --             --           --          2,155,642(6)(7)
Executive Vice President                   2002       500,000     --             --          17,500        3,045(6)
(Principal Executive Officer)              2001       460,000     --             --          53,333        2,771(6)

Robert K. Hynes(8)                         2003       249,846     75,000         --          20,000          785(6)
Chief Financial Officer                    2002       219,961     75,000         --           7,500          755(6)
                                           2001       174,277     15,000         --          16,666          716(6)

Daniel Murphy                              2003       337,307     125,000        --         100,000        1,323(6)
President of H&H                           2002       249,935     110,000        --       5,000              149(6)
                                           2001       233,160       8,000        --           3,333       --

---------------------------

(1)  Mr. Hynes was granted a bonus by the Company in each of 2004, 2003 and 2002 for services performed in the prior year. Mr. Murphy was granted a bonus in
     2004 for services  performed in the prior year. All bonus amounts have been

                                       20

     attributed to the year in which the services were performed.

(2)  Excludes  perquisites  and other  personal  benefits  unless the  aggregate amount of such compensation  exceeds the lesser of either $50,000 or 10% of the total of annual  salary and bonus  reported  for such  Named  Executive
     Officer.
(3)  Amounts shown,  unless otherwise noted,  reflect employer  contributions to pension plans.
(4)  Mr. Arnold was  Vice-Chairman of the Board until February 1, 2004, at which point he was appointed  Executive  Chairman of the Board.  (5) Mr.  LeBlanc
     resigned from his positions with the Company effective March 14, 2003.
(6)  Represents insurance premiums paid by the Company.
(7)  Includes a severance  payment of $1,316,667 upon Mr. LeBlanc's  termination and a payout of his SERP (as defined herein) of $835,717.
(8)  Mr.  Hynes'  employment as an officer of the Company  commenced  June 2001.
     Prior to such time, he was an employee of H&H.
(9)  Mr. Arnold did not receive any direct  compensation from the Company.  Such amount was  received  from WPN as payment for Mr.  Arnold's  services as an officer of WPN. Mr. Arnold joined WPN as an officer in August 2001.

     OPTION GRANTS TABLE.  The  following  table sets forth certain  information regarding  stock  option  grants  made to each of the Named  Executive  Officers during the fiscal year ended December 31, 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                                                                                                        Annual Rates of Stock
                                                                                                        Price Appreciation for
                                                   Individual Grants                                          Option Term
                                                   -----------------                                          -----------
                                      Number of Securities         Percent of
                                       Underlying Options         Total Options
                                           Granted (1)              Granted to    Exercise
                                                                   Employees in    Price     Expiration
Name                                            (#)                 Fiscal Year    ($/Sh)        Date      5%($)      10%($)
----                                            ---                 -----------    ------        ----      -----      ------

Neil D. Arnold...................             45,000                   11.8%      $  2.48      6/20/13   $ 70,185    $177,862
Robert D. LeBlanc................               --                      --             --        --           --           --
Robert K. Hynes..................             20,000                    5.2          2.48     6/20/13      31,193      79,050
Daniel Murphy....................             80,000                   21.0          3.15     2/12/13     158,481     401,623
                                              20,000                    5.2          2.48     6/20/13      31,193      79,050
-------------------

(1)  All options  were  granted  under the  Company's  2001 Stock Option Plan on
     September  10,  2002.  33.33% of such  options  vested upon the grant date,
     33.33% vested on the first  anniversary of the grant date and 33.34% vested on the second anniversary of the grant date.

                                       21

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

            The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December
31, 2003.

                                                                Number of Securities
                                                             Underlying Unexercised
                                                                 Options at 2003           Value of Unexercised In-the-
                                                                    Year-End(#)           Money Options at 2003 Fiscal
                                                                      Fiscal                     Year-End ($)(1)
Name                                                         Exercisable/Unexercisable       Exercisable/Unexercisable
----                                                         -------------------------       -------------------------

Neil D. Arnold ....................................                92,334 / 30,000                 $2,850 / $5,700
Robert D. LeBlanc..................................                    -- /--                          -- /--
Robert K. Hynes....................................                34,998 / 15,835                 $3,116 / $3,459
Daniel Murphy......................................                46,628 / 68,371                 $2,488 / $3,162

-------------------
(1)  On December 31, 2003 the last  reported  sales price of the Common Stock as reported on the NYSE Composite Tape was $2.67.

                                       22

     LONG-TERM  INCENTIVE AND PENSION PLANS.  Other than as described below, the
Company does not have any long-term incentive or defined benefit pension plans.

     In January  1999,  H&H amended and  restated its Long Term  Incentive  Plan
("LTIP"), in which the final cycle had been terminated on December 31, 1998. The current LTIP is a  performance-based  plan  pursuant to which  executives of H&H earn the right to receive  awards based on the  achievement  of  pre-established financial performance and other goals. The amended LTIP established  overlapping cycles with each cycle encompassing five fiscal years,  commencing on January 1,
1999. LTIP  participants  are selected by H&H's Chief Executive  Officer and the
Compensation  Committee of the Board of the Company.  Messrs. LeBlanc and Murphy
are the only Named  Executive  Officers who are  participants in the Amended and
Restated LTIP.

     H&H  maintains  the  Supplemental  Executive  Retirement  Plan  ("SERP") to
provide  executive  officers the amount of reduction  in their  formula  pension benefits  under the WHX Pension Plan on account of the  limitation  on pay under
Section  401(a)(17) of the Internal  Revenue Code ("IRC") and the  limitation on benefits  under  Section 415 of the IRC.  The SERP also  applies the WHX Pension
Plan formula to the Career Average Pay generally  after including 100 percent of the bonus amounts  received.  Amounts received under the SERP are not subject to
Cost of Living increases.

     The following table shows the projected Annual Retirement Benefits, payable on the basis of ten years of certain  payments and  thereafter for life, to each of the individuals  listed in the Summary  Compensation Table at age 65 assuming continuation of employment  until age 65. The amounts shown under Salary reflect the current rate of salary as plan compensation for Messrs.  Hynes and Murphy of
$250,000 and  $350,000,  respectively,  and includes the benefits  payable under both the WHX Pension Plan and the SERP. The amount of benefits shown under Bonus would be payable under the SERP and assumes  continuation of the amount of Bonus received on average over the prior 3 fiscal years.

                           EXECUTIVE PENSION BENEFITS

               NORMAL RETIREMENT                      ANNUAL RETIREMENT BENEFITS FROM:
NAME              DATE (NRD)     SERVICE AT NRD    SALARY       BONUS       TOTAL
----              ----------     --------------    ------       -----       -----

R. K. Hynes    Sept. 1, 2019    30 yrs. 1 mos.    $111,141     $29,030    $140,171
D.P. Murphy    May 1, 2026      24 yrs. 4 mos.    $165,339     $39,419    $204,758

     DEFERRED COMPENSATION  AGREEMENTS.  Except as described in the next section titled  "Employment  Agreements",  with respect to the employment  agreements of
Messrs. LeBlanc, Hynes, Smith, Murphy,  Trangucci,  Tabin and Arnold, no plan or

                                       23

arrangement exists which results in compensation to a Named Executive Officer in excess of $100,000 upon such officer's future  termination of employment or upon a change-of-control.

     EMPLOYMENT  AGREEMENTS.   Mr.  Robert  D.  LeBlanc  became  Executive  Vice
President of the Company pursuant to a three-year  employment agreement dated as of April 7, 1998,  which was  automatically  extended  for  successive  two-year periods unless earlier terminated  pursuant to the provisions of such agreement.
The  agreement  provided  for an annual  salary to Mr.  LeBlanc  of no less than
$500,000 and an annual bonus to be awarded at the Company's sole discretion. Mr.
LeBlanc  was not granted a bonus in 2003 for  services  performed  in 2002.  Mr.
LeBlanc  resigned from his positions with the Company  effective March 14, 2003.
In  connection  with  such  resignation,  Mr.  LeBlanc  received  a  payment  of
$1,316,667 as required  pursuant to the terms of his  employment  agreement,  as well as $835,717 pursuant to the SERP.

     Mr. Robert K. Hynes became Vice  President-Finance  of the Company pursuant to a one-year  employment  agreement dated July 1, 2001, which has been and will continue to be  automatically  extended for successive  one-year  periods unless earlier terminated  pursuant to the provisions of such agreement.  Mr. Hynes was promoted to Chief Financial Officer in January 2003. The agreement  provides for an annual salary to Mr. Hynes of no less than $200,000 and an annual bonus to be awarded at the  Company's  sole  discretion.  Mr.  Hynes was granted  bonuses of
$75,000 in each of 2004 and 2003 for services  performed  in the prior year.  In the event that his  employment  is  terminated  by the  Company  other than with cause, Mr. Hynes will receive a payment of one year's base salary at the highest rate in effect for the twelve  preceding months plus bonus plan and compensation accrued.

     Mr.  Garen W.  Smith  became a  consultant  of the  Company  pursuant  to a one-year  consulting  agreement  between the Company and  Abundance  Corporation
("Abundance"),  of which Mr. Smith is an officer and an employee, dated February
12, 2003, which will be automatically  extended for successive  one-year periods unless  earlier  terminated  pursuant to the provisions of such  agreement.  The agreement  provides  for an annual  payment of  $200,000.  In the event that the agreement is  terminated by the Company  other than with cause,  Abundance  will receive the remainder of the annual payment.

     Mr.  Daniel Murphy has been the  President of H&H since  February  2003. On
February 11, 2004, Mr. Murphy entered into a two-year employment  agreement with
H&H, which has been and will be automatically  extended for successive  two-year periods unless earlier terminated  pursuant to the provisions of such agreement.
The  agreement  provides  for an annual  salary of no less than  $350,000 and an annual bonus to be awarded at H&H's sole discretion, as ratified by the Board of the Company. Mr. Murphy was granted bonuses of $125,000,  $110,000 and $8,000 in
2004, 2003 and 2002 for services performed in 2003, 2002 and 2001, respectively.
In the event that either (i) the  agreement is  terminated  by the Company other than with cause, or (ii) he elects termination  following a material  diminution in his position or a change in control of the Company, Mr. Murphy will receive a

                                       24

payment of two years'  base  salary at the base  salary in effect at the time of termination.

     Mr.  Neale X.  Trangucci  became  Chief  Executive  Officer of the  Company pursuant to a two-year  employment  agreement dated February 1, 2004, which will be  automatically  extended  for  successive  two-year  periods  unless  earlier terminated pursuant to the provisions of such agreement.  The agreement provides for an annual  salary of no less than $550,000 and an annual bonus to be awarded at the Company's sole discretion.  In the event that either (i) the agreement is terminated by the Company other than with cause,  or (ii) he elects  termination following a material  diminution  in his  position or a change in control of the
Company, Mr. Trangucci will receive a payment of twice the base salary in effect at the time of termination.

     Mr. Stewart E. Tabin became President of the Company pursuant to a two-year employment  agreement  dated  February  1,  2004,  which  will be  automatically extended for successive  two-year periods unless earlier terminated  pursuant to the provisions of such agreement. The agreement provides for an annual salary of no less than  $500,000 and an annual bonus to be awarded at the  Company's  sole discretion.  In the event that either (i) the  agreement  is  terminated  by the
Company  other  than with  cause,  or (ii) he  elects  termination  following  a material  diminution in his position or a change in control of the Company,  Mr.
Tabin will  receive a payment of twice the base  salary in effect at the time of termination.

     Mr.  Neil Arnold  became  Executive  Chairman of the Company  pursuant to a
two-year   employment   agreement   dated  February  1,  2004,   which  will  be
automatically extended for successive two-year periods unless earlier terminated pursuant to the  provisions of such  agreement.  The  agreement  provides for an annual  salary of no less than $450,000 and an annual bonus to be awarded at the
Company's  sole  discretion.  In the event  that  either  (i) the  agreement  is terminated by the Company other than with cause,  or (ii) he elects  termination following a material  diminution  in his  position or a change in control of the
Company, Mr. Arnold will receive a payment of twice the base salary in effect at the time of termination.

     REPORT ON REPRICING OF OPTIONS. None of the stock options granted under any of the Company's plans were repriced in the fiscal year ended 2003.

     COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION.   Messrs.
Davidow,  Goldsmith  and  Olshan  each  served as a member  of the  Compensation
Committee  of the Board  during the fiscal year ended  December  31,  2003.  Mr.
Olshan is Of Counsel to Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP, which the Company has retained as its outside  general counsel since January 1991. See
Certain Relationships and Related  Transactions.  The fees paid such firm by the
Company do not exceed 5% of such firm's gross revenues for the fiscal year ended
December 31, 2003.

                                       25

     MANAGEMENT  AGREEMENT WITH WPN CORP.  Pursuant to the Management  Agreement
which  agreement  was  initially   approved  by  a  majority  of  the  Company's
disinterested  directors and was  terminated on January 31, 2004,  WPN, of which
Ronald LaBow,  the Chairman of the Board, is the sole stockholder and an officer and director, provided financial,  management,  advisory and consulting services to the  Company,  subject to the  supervision  and control of the  disinterested directors.  Messrs. Trangucci,  Tabin and Arnold were also officers of WPN until
January 2004. Such services included, among others,  identification,  evaluation and negotiation of acquisitions, responsibility for financing matters, review of annual and quarterly budgets, supervision and administration, as appropriate, of all the Company's  accounting and financial functions and review and supervision of the Company's reporting  obligations under Federal and state securities laws.
For each of the fiscal years 2003,  2002 and 2001, WPN received a monthly fee of
$520,833.33,  with the  exception of the months of November  and December  2003, during  which the monthly fee was  $400,000.  All options held by WPN to acquire
Common  Stock were  cancelled  as of January  12,  2004.  The  Company  provided
indemnification  for  WPN's  employees,   officers  and  directors  against  any
liability,  obligation  or loss  resulting  from their  actions  pursuant to the
Management  Agreement.   WPN  also  receives  certain  benefits  from  financial
intermediaries  which it transacts business with on behalf of the Company in the form of research materials and services,  which are used by WPN on behalf of the
Company and in connection with its other  activities.  For the fiscal year 2003, the amount of such reimbursement was approximately  $75,000. WPN has not derived any other  income  and has not  received  reimbursement  of any of its  expenses
(other than health  benefits and standard  directors'  fees) from the Company in connection  with the  performance  of  services  described  above.  The  Company believed that the cost of obtaining the type and quality of services rendered by
WPN under the Management  Agreement was no less favorable than the cost at which the Company would have been able to obtain from unaffiliated entities.

AUDIT COMMITTEE REPORT

     The Board  appoints an Audit  Committee  each year to review the  Company's financial  matters.  The  members of the Audit  Committee  are Louis  Klein Jr.,
Robert A.  Davidow and William  Goldsmith.  Each member of the  Company's  audit committee meets the independence requirements set by the SEC and the NYSE.

     The  primary  purpose  of the Audit  Committee  is to  assist  the Board in fulfilling  its  responsibility  to oversee the  Company's  financial  reporting activities. The Audit Committee meets with the Company's independent accountants and  reviews the scope of their  audit,  report and  recommendations.  The Audit
Committee  also   recommends  to  the  Board  the  selection  of  the  Company's independent accountants.  The Audit Committee met five times during fiscal 2003.
The Audit  Committee  members  reviewed  and  discussed  the  audited  financial statements  for the fiscal year ending  December 31, 2003 with  management.  The
Audit  Committee  also  discussed  all the matters  required to be  discussed by
Statement of Auditing Standard No. 61 with the Company's  independent  auditors,

                                       26

PricewaterhouseCoopers LLP. The Audit Committee received the written disclosures and the letter  from  PricewaterhouseCoopers  LLP as  required  by  Independence
Standards   Board  Standard  No.  1  and  has  discussed  the   independence  of
PricewaterhouseCoopers LLP with representatives of such firm.

     Based on their  review  and the  discussions  described  above,  the  Audit
Committee  recommended  to  the  Board  that  the  Company's  audited  financial statements  be included in the  Company's  Annual Report on Form 10-K filed with the SEC.

                                AUDIT COMMITTEE
                                Louis Klein, Jr., Chairman
                                Robert A. Davidow
                                William Goldsmith

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL

     The  Compensation   Committee  determines  the  cash  and  other  incentive
compensation,  if any, to be paid to the  Company's  executive  officers and key employees.  Messrs.  Davidow,  Olshan  and  Goldsmith  serve as  members  of the
Compensation  Committee.  The Stock  Option  Committee  is  responsible  for the administration  and  award  of  stock  options  under  the  1991  Incentive  and
Nonqualified  Stock  Option  Plan,  the  2001  Stock  Option  Plan  and the 2003
Incentive Stock Plan.  Messrs.  Davidow and Troubh serve as members of the Stock
Option Committee.  Both Messrs. Davidow and Troubh are non-employee directors of the Company,  as defined under Rule 16b-3 of the Exchange  Act, as amended.  Mr.
Davidow  serves as  Chairman of the  Compensation  Committee.  The  Compensation
Committee met one time during the fiscal year ended December 31, 2003.

COMPENSATION PHILOSOPHY

     The Compensation  Committee's executive compensation  philosophy is to base management's  pay, in part, on achievement of the Company's annual and long-term performance goals, to provide  competitive levels of compensation,  to recognize individual initiative,  achievement and length of service to the Company, and to assist  the  Company in  attracting  and  retaining  qualified  management.  The
Compensation  Committee also believes that the potential for equity ownership by management is beneficial in aligning  management and stockholders'  interests in the enhancement of stockholder  value.  The Company has not established a policy with regard to Section  162(m) of the Internal  Revenue Code of 1986, as amended
(the "Code").

                                       27

     SALARIES

     Base salaries for the Company's executive officers are determined initially by evaluating  the  responsibilities  of the position held and the experience of the individual,  and by reference to the competitive  marketplace for management talent,  including a comparison  of base  salaries for  comparable  positions at other comparable  companies.  Base salary  compensation of executive officers is reviewed  annually by the Compensation  Committee,  and  recommendations  of the
Compensation Committee in that regard are acted upon by the Board. Annual salary adjustments  are  determined  by evaluating  the  competitive  marketplace;  the performance  of the Company which  includes in descending  level of  importance, operating income of the Company and cash management,  production  efficiency and quality  of  products;  the  performance  of the  executive;  the  length of the executive's service to the Company and any increased responsibilities assumed by the executive. The Company places itself around the medium levels in determining
salaries  compared  to  the  other  comparable   holding  companies  of  similar
businesses.

     INCENTIVE COMPENSATION

     H&H MANAGEMENT INCENTIVE PLAN

     H&H, a  wholly-owned  subsidiary  of the  Company,  maintains a  Management
Incentive  Plan  ("MIP")  which is an  annual  incentive  program  that  rewards selected  officers and key employees each year based on their  contributions  to the profits of H&H.

     Participants  in the MIP are designated by the Chief  Executive  Officer of
H&H and ratified by the Compensation  Committee of the Board at the beginning of each fiscal  year.  Awards  granted  under the MIP are  approved by the Board of
Directors of H&H. Daniel Murphy was the only Named Executive  Officer to receive an award under the MIP in 2003.

     OTHER INCENTIVE COMPENSATION

     The  Company  from time to time  considers  the  payment  of  discretionary bonuses to its executive  officers.  Bonuses would be determined  based,  first, upon the level of  achievement  by the Company of its  strategic  and  operating goals and, second, upon the level of personal  achievement by participants.  The
achievement  of  goals  by  the  Company  includes,   among  other  things,  the
performance  of the Company as  measured  by return on assets and the  operating income of the  Company,  production  efficiency  and  quality of  products.  The achievement of personal goals includes the actual performance of the unit of the
Company for which the executive  officer has  responsibility  as compared to the planned  performance  thereof,  the  level  of  cost  savings  achieved  by such executive  officer,  other individual  contributions,  the ability to manage and motivate  employees  and the  achievement  of  assigned  projects.  Bonuses  are determined  annually after the close of each fiscal year. Despite achievement of personal  goals,  bonuses  may not be given  based upon the  performance  of the
Company as a whole.

                                       28

     Mr.  LeBlanc,   the  Company's  former  Principal  Executive  Officer,  was
President and Chief Executive Officer of H&H and Executive Vice President of the
Company until March 2003 with an annual base salary of $500,000. As described in the Employment  Agreements  section above,  Mr. LeBlanc's annual base salary was determined by contract. In determining such amount, the Board had considered the responsibilities  performed by Mr.  LeBlanc as Executive  Vice  President of the
Company, Mr. LeBlanc's responsibilities as President and Chief Executive Officer of H&H,  the  performance  of Mr.  LeBlanc in  managing  and  directing  the
Company's  operations,  the efforts by Mr.  LeBlanc in assisting  the Company to improve its capital base and financial  condition,  a competitive  assessment of survey  data of  other  industrial  companies  as it  relates  to the  Company's performance versus other industrial  companies,  and the evaluation of the other factors described in "Salaries" above. The Compensation  Committee did not grant
Mr.  LeBlanc a bonus for his services in 2003.  Mr.  LeBlanc  resigned  from his positions  with the Company  effective  March 14, 2003. In connection  with such resignation,  Mr.  LeBlanc  received  a  payment  pursuant  to the  terms of his employment contract.

     Upon Mr. LeBlanc's resignation,  Mr. Arnold assumed the responsibilities as the Company's Principal Executive Officer. Mr. Arnold did not receive any direct compensation  from  the  Company,  but was  paid by WPN for his  services  as an officer of WPN on behalf of the Company.  In 2003,  Mr. Arnold was paid $500,000 by WPN.

     STOCK OPTION AND OTHER PLANS

     The Company  awarded  165,000  options to the Named  Executive  Officers in
2003.  It is the  philosophy  of the Stock Option  Committee  that stock options should be awarded to  employees  of the Company to promote  long-term  interests between such employees and the Company's stockholders through an equity interest in the Company and assist in the retention of such  employees.  The Stock Option
Committee also considered the amount and terms of options  previously granted to executive officers. The Stock Option Committee believes the potential for equity ownership by management is beneficial in aligning management's and stockholders'
interest in the enhancement of stockholder  value.  Participation  in restricted stock,  profit sharing and incentive plans is offered,  pursuant to their terms, to provide incentive to executive officers to contribute to corporate growth and profitability.

                                COMPENSATION COMMITTEE
                                Robert A. Davidow, Chairman
                                William Goldsmith
                                Marvin L. Olshan

                                       29

     COMMON STOCK  PERFORMANCE:  The following graph  compares,  for each of the fiscal years indicated, the yearly percentage change in the Company's cumulative total stockholder return on the Company's Common Stock with the cumulative total return of a) the Standard and Poor's  Index,  a broad equity market index and b)
Metal Fabricating Industry Group Index.

                               [PERFORMANCE GRAPH]

                          12/31/1998     12/31/1999     12/29/2000       12/31/2001     12/31/2002       12/31/2003
                          ----------     ----------     ----------       ----------     ----------       ----------

WHX
CORPORATION                100.00           89.44            7.45           15.30           8.12            8.84

METALS
FABRICATION
INDEX                      100.00          123.18          123.18          118.59          78.99          138.92

S&P 500 INDEX              100.00          121.04          121.04           96.95          75.52           97.18

                                       30

     There can be no assurance that the Common Stock's performance will continue with the same or similar trends depicted in the graph above.

                                       31

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Marvin L. Olshan, a director of the Company, is a retired partner of Olshan
Grundman  Frome  Rosenzweig & Wolosky LLP ("OGFR&W") who retains the title of Of
Counsel.  The Company has retained  OGFR&W as its outside  general counsel since
January  1991.  The fees paid such firm by the  Company do not exceed 5% of such firm's gross revenues for the fiscal year ended December 31, 2003.

     Neil D. Arnold,  a director of the Company,  joined WPN Corp. as an officer in August 2001. WPN Corp. is  wholly-owned  by Ronald LaBow,  who was the former
Chairman of the Board and was party to a management  agreement  with the Company until January 31, 2004.  Mr. Arnold was paid $500,000 by WPN for his services in
2003.

     Garen  W.  Smith  owns  49% of  Abundance  Corp.,  which  has a  consulting agreement with the Company. Abundance Corp. is paid $200,000 per annum under the terms of the consulting agreement.

     MANAGEMENT AGREEMENT

     Pursuant to the  Management  Agreement,  which was initially  approved by a majority of the Company's  disinterested directors and was terminated on January
31, 2004, WPN, of which Ronald LaBow, the Company's former Chairman, is the sole stockholder and an officer and a director,  provided the Company with financial, management,  advisory and  consulting  services to the  Company,  subject to the supervision and control of the disinterested directors. Messrs. Trangucci, Tabin and Arnold were also officers of WPN until January  2004.  The Company  believed that the cost of  obtaining  the type and  quality of  services  rendered by WPN under the Management  Agreement was no less favorable than the cost at which the
Company  could have  obtained such  services  from  unaffiliated  entities.  See
"Executive Compensation-Management Agreement with WPN Corp."

                                       32

                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of PricewaterhouseCoopers  LLP has been selected as the independent  public  accountants  for the  Company  for the fiscal  year  ending
December  31,  2004.  Although the  selection  of  accountants  does not require
ratification,   the  Audit  Committee  has  directed  that  the  appointment  of
PricewaterhouseCoopers  LLP be submitted to stockholders for ratification due to the  significance  of their  appointment by the Company.  If stockholders do not ratify the appointment of  PricewaterhouseCoopers  LLP, the Audit Committee will
consider  the   appointment  of  other   independent   public   accountants.   A
representative  of that firm, which served as the Company's  independent  public accountants  for the fiscal  year ended  December  31,  2003,  is expected to be present at the Meeting and, if he so desires,  will have the opportunity to make a  statement,  and in any event will be  available  to  respond  to  appropriate questions.

     THE FOLLOWING FEES WERE BILLED BY PRICEWATERHOUSECOOPERS LLP TO THE COMPANY
FOR SERVICES PERFORMED ON BEHALF OF THE COMPANY  (EXCLUDING  WHEELING-PITTSBURGH
CORPORATION AND ITS SUBSIDIARIES (THE "WPC GROUP")):

     AUDIT  FEES:  The  aggregate  fees for  professional  services  rendered by
PricewaterhouseCoopers  LLP for the  audit  of the  Company's  annual  financial statements  for the fiscal years ended  December 31, 2003 and the reviews of the financial  statements  included in the Company's Form 10-Qs for such fiscal year were approximately  $590,000 (including expenses),  of which $375,000 was billed in fiscal  2003.  During  fiscal  2003,  PricewaterhouseCoopers  LLP  billed the
Company for  additional  fees of $40,000  (including  expenses)  relating to the audit of the Company's  annual  financial  statements  for the fiscal year ended
December 31, 2002.

     The    aggregate    fees   for    professional    services    rendered   by
PricewaterhouseCoopers  LLP for the  audit  of the  Company's  annual  financial statements  for the fiscal year ended  December  31, 2002 and the reviews of the financial  statements  included in the Company's Forms 10-Q for such fiscal year were approximately  $566,000 (including expenses),  of which $282,000 was billed in fiscal  2002.  During  fiscal  2002,  PricewaterhouseCoopers  LLP  billed the
Company for  additional  fees of $60,000  (including  expenses)  relating to the audit of the Company's  annual  financial  statements  for the fiscal year ended
December 31, 2001.

     AUDIT-RELATED FEES: The aggregate fees billed by PricewaterhouseCoopers LLP for  audit-related  services for the years ended  December 31, 2003 and December
31, 2002 were  approximately  $88,000 and $97,000,  respectively.  Audit related fees consist  principally of fees for audits of financial  statements of certain employee benefit plans and due diligence related to divestitures in 2002.

                                       33

     TAX  FEES:  The  aggregate  fees  for  professional  services  rendered  by
PricewaterhouseCoopers  LLP for tax compliance,  tax advice and tax planning for the  combined  fiscal  years ended  December 31, 2003 and December 31, 2002 were
$27,000 and $145,000, respectively.

     ALL   OTHER   FEES:   No  other   fees   were   incurred   or   billed   by
PricewaterhouseCoopers LLP during the years ended December 31, 2003 and December
31, 2002.

     The Audit  Committee's  pre-approval  policies  and  procedures  consist of pre-approving  all auditing  services and non-auditing  services provided to the
Company by the  independent  auditors,  either at the  beginning of each year or prior to the commencement of such services. The Audit Committee has approved the services described under Audit Related Fees, Tax Fees and All Other Fees herein.
The   Audit    Committee    has    considered    whether   the    provision   by
PricewaterhouseCoopers  LLP of the  services  covered by the fees other than the
audit  fees  is  compatible  with   maintaining   PricewaterhouseCoopers   LLP's
independence and believes that it is compatible.

THE FOLLOWING  FEES WERE BILLED BY  PRICEWATERHOUSECOOPERS  LLP TO THE WPC GROUP
FOR SERVICES PERFORMED ON BEHALF OF THE WPC GROUP:

     AUDIT  FEES:  The  aggregate  fees for  professional  services  rendered by
PricewaterhouseCoopers  LLP for the audit of the WPC  Group's  annual  financial statements  for the period  ended  December  31,  2003 and the fiscal year ended
December 31, 2002, were approximately $88,000 and $300,000 (including expenses), respectively,  of which  $88,000  and  $205,000  were  billed  in 2003 and 2002,
respectively.   Wheeling-Pittsburgh   Corporation  and  its  subsidiaries   were
unconsolidated subsidiaries of the Company.

     AUDIT-RELATED FEES: The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services for the period ended December 31, 2003 and the fiscal
year  ended   December  31,  2002  were   approximately   $37,000  and  $69,000,
respectively. These fees are for audits of certain employee benefit plans.

     TAX FEES: There were no tax services rendered in 2003 or 2002.

     ALL OTHER  FEES:  The  aggregate  fees  billed  for  services  rendered  by
PricewaterhouseCoopers  LLP, other than the services  referred to above, for the period ended  December 31, 2003 and the fiscal year ended December 31, 2002 were approximately  $37,000 and $2,000,000,  respectively,  for services performed on behalf of the WPC Group primarily for advice and assistance  relating to the WPC
Group's bankruptcy proceedings and related regulatory filings.

                                       34

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  THE  SELECTION  OF THE
INDEPENDENT PUBLIC ACCOUNTANTS.

                                       35

                             SOLICITATION STATEMENT

     The Company will bear all expenses in connection  with the  solicitation of proxies.  In addition to the use of the mails,  solicitations may be made by the
Company's regular employees by telephone, telegraph or personal contact, without additional compensation.  The Company has retained Innisfree M&A, Inc. to assist the Company in the  solicitation  of proxies for a fee of $7,500 plus  expenses.
The Company will,  upon their request,  reimburse  brokerage  houses and persons holding shares of Common Stock in the names of the Company's  nominees for their reasonable expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

     In order to be  considered  for  inclusion  in the  proxy  materials  to be distributed in connection  with the next annual meeting of  stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than  January 7, 2005.  Stockholders  wishing to nominate  directors or bring a proposal before the 2005 annual meeting of stockholders (but not include it in the  Company's  proxy  material)  must  provide  written  notice  of  such nomination  or proposal to the attention of the  corporate  secretary,  no later than March 22, 2005.

                                  OTHER MATTERS

     So far as now known,  there is no business other than that described  above to be  presented  for  action  by the  stockholders  at the  Meeting,  but it is intended  that the proxies  will be voted upon any other  matters and  proposals that may  legally  come  before  the  Meeting  or any  adjournment  thereof,  in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

     The Company is concurrently sending all of its stockholders of record as of
April 20,  2004 a copy of its  Annual  Report on Form 10-K for the  fiscal  year
ended  December  31,  2003.  Such  report   contains  the  Company's   certified
consolidated  financial  statements for the fiscal year ended December 31, 2003, including those of the Company's subsidiaries.

                                       By Order of the Company,

                                       STEVEN WOLOSKY, Secretary

                                       36

Dated:  New York, New York
        April 29, 2004

THE COMPANY WILL  FURNISH A FREE COPY OF ITS ANNUAL  REPORT ON FORM 10-K FOR THE
FISCAL  YEAR  ENDED  DECEMBER  31,  2003  (WITHOUT   EXHIBITS)  TO  ALL  OF  ITS
STOCKHOLDERS  OF RECORD AS OF APRIL 20, 2004 WHO WILL MAKE A WRITTEN  REQUEST TO
MR. STEVEN WOLOSKY, SECRETARY, WHX CORPORATION,  110 EAST 59TH STREET, NEW YORK,
NEW YORK 10022.

                                       37

                             AUDIT COMMITTEE CHARTER

                                       OF

                                 WHX CORPORATION

                                  January, 2004

                   ------------------------------------------

PURPOSE OF THE AUDIT COMMITTEE

The Audit  Committee (the  "Committee") is a committee of the Board of Directors
(the "Board") of WHX Corporation (the "Company")  established for the purpose of overseeing the accounting and financial  reporting  processes of the Company and audits of its financial statements.

The purposes of the  Committee  shall be to assist the Board in  fulfilling  its oversight  responsibilities  to the stockholders,  potential  stockholders,  the investment  community,  and others,  with  respect to: (i) the  integrity of the
Company's  financial  statements;  (ii) the Company's  compliance with legal and regulatory  requirements;  (iii) the independent  auditors'  qualifications  and independence;  and (iv) the performance of the Company's internal audit function and independent auditors.

The Committee  shall serve as an independent  and objective party to oversee the
Company's  financial reporting process and internal control system. In so doing, the Committee  shall maintain free and open  communication  among the Committee, the independent auditors,  and the management of the Company. In discharging its oversight  role, the Committee is empowered to investigate any matter brought to its attention with full access to all books,  records,  facilities and personnel of the Company  and to engage,  determine  funding  for,  and obtain  advice and assistance  from  independent  counsel and other advisors as the Committee deems necessary to carry out its duties.  The Company  shall also provide  funding for ordinary  administrative  expenses of the  Committee  that the  Committee  deems necessary or appropriate in carrying out its duties.

COMPOSITION AND MEMBERSHIP REQUIREMENTS

The Board shall  appoint the Committee  and shall  designate  its Chairman.  The
Committee shall consist of at least three  independent  directors,  each of whom shall  satisfy  the  independence  requirements  of the New York Stock  Exchange
("NYSE"),  the Securities and Exchange  Commission  (the "SEC"),  and applicable law,  including the  Sarbanes-Oxley  Act of 2002 and the regulations  thereunder
(the "Act").  Each appointed  director shall be independent of the management of the Company, both directly and indirectly,  and free from any relationship that,

                                      A-1

in the opinion of the Board,  would  interfere  with the  exercise of his or her independent  judgment as a member of the Committee.  In particular,  the members will  not  have any  compensatory  relationship  with,  or  receive  any form of compensation  from,  the  Company  other than as a director  or Board  committee member,  accept any  consulting,  advisory  or other  compensatory  fee from the
Company  or be an  affiliated  person of the  Company or any  subsidiary  of the
Company.

The Committee  members shall be financially  literate and have the knowledge and experience required to fulfill their responsibilities,  as specified in the NYSE requirements.  At least one member of the Committee  shall have past  employment experience in finance or accounting,  requisite  professional  certification  in accounting,  or any other  comparable  experience or background which results in that  individual's  financial  sophistication,  including being or having been a chief executive  officer, a chief financial officer or other senior officer with financial  oversight  responsibilities.  The Committee members shall satisfy all other requirements of the NYSE, the SEC and the Act.

COMMITTEE MEETINGS

     1.  COMMITTEE  MEETINGS.  The Committee  shall meet as a committee at least quarterly,  or more frequently as circumstances require,  either in person or by telephone  conference call. The Committee shall maintain minutes of meetings and
report  regularly  to  the  Board  on  significant   results  of  the  foregoing
activities.

     2. MEETINGS WITH INDEPENDENT AUDITORS. The Committee shall meet with the independent auditors at least four times during each year and at such other times that the Chairman may deem necessary or appropriate for any reason, including at the request of the independent auditors.

     3. SEPARATE  MEETINGS.  The Committee should meet periodically in executive session with  management,  the  independent  auditors and the internal  auditors separately.

COMMITTEE RESPONSIBILITIES AND DUTIES

The  following  shall be the principal  recurring  processes of the Committee in carrying out its  oversight  responsibilities.  The processes are set forth as a guide  with  the  understanding  that  the  Committee  may  supplement  them  as appropriate:

     1. REVIEW AND OVERSIGHT PROCEDURES.

          a. Review of Charter.  The  Committee  shall  review and  reassess the adequacy of this Charter at least  annually,  propose changes to this Charter to the Board for its  approval as  necessary,  and have this  Charter  published at least every three (3) years in accordance with SEC regulations.

          b. REVIEW OF FILINGS, FINANCIAL STATEMENTS AND OTHER DISCLOSURES.

                                       A-2

               (i) The Committee  shall review with  management  (including  the principal  accounting  officers of the  Company) and the  independent  auditors, prior to filing,  the filings required to be made by the Company with the SEC on an annual and quarterly  basis, as well as any other required  interim  reports, filings or documents that contain financial  information about the Company.  The
Committee  shall  specifically  review the results of the  quarterly  and annual audits of the Company's  consolidated  financial  statements prior to the filing thereof,  including the Company's disclosures under "Management's Discussion and
Analysis of Financial  Condition  and Results of  Operations,"  any  appropriate matters  regarding the clarity of the disclosures in such financial  statements, accounting  principles,  practices and judgments and the  independent  auditors'
opinion  as to the  quality  thereof,  and  any  other  matters  required  to be communicated  to the  Committee  by the  independent  auditors  under  generally accepted auditing standards.  The Committee shall cause the independent auditors to conduct quarterly reviews in accordance with appropriate  auditing  standards prior to each filing of the Company's Form 10-Q.

               (ii) The  Company's  consolidated  financial  statements  are the responsibility of management. The external auditors are responsible for planning and conducting the audits to determine whether the financial  statements present fairly in all material  respects  the  financial  position of the  Company.  The
Committee is responsible for reviewing:  (a) major issues  regarding  accounting principles  and financial  statement  presentations,  including any  significant changes in the Company's selection or application of accounting principles,  and major  issues as to the  adequacy of the  Company's  internal  controls  and any special  audit steps  adopted in light of  material  control  deficiencies;  (b)
analyses  prepared by management  and/or the independent  auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial  statements,  including  analyses of the effects of alternative  GAAP  methods  on the  financial  statements;  (c)  the  effect  of regulatory and accounting initiatives,  as well as off-balance sheet structures, on the financial statements of the Company; and (d) the type and presentation of information  to be  included  in  earnings  press  releases  (paying  particular attention to any use of "pro forma," or "adjusted"  non-GAAP,  information),  as well as review of any financial  information and earnings  guidance  provided to analysts and rating agencies.

               (iii)  The  Committee   shall  review  analyses  and  significant
findings by the independent  auditors with respect to financial reporting issues and  judgments  made in  connection  therewith,  including  (a)  analyses of the effects of alternative  generally accepted auditing standards,  (b) any material difficulties or problems with any audit work, (c) any  restrictions on the scope of the independent auditors' activities or access to requested information,  (d)
any significant  disagreements with management and the independent  auditors and any accounting  adjustments noted or proposed by the independent  auditors,  but not  accepted by  management,  (e) any  communications  between the  independent auditing team and the firm's national office  respecting  auditing or accounting issues that are  otherwise  required to be  disclosed  to the  Committee  by the independent  auditors,  (f) any  management  or internal  control  letter issues raised,  or proposed to be raised,  by the independent  auditors to the Company, and (g) any major issue as to the adequacy of the  Company's  internal  controls

                                      A-3

and specific audit steps adopted in light of material control deficiencies.

          c. REVIEW OF RISK ASSESSMENT AND RISK MANAGEMENT.  The Committee shall review  the  Company's  policies  with  respect  to  risk  assessment  and  risk management.  This review  should  include a discussion  of the  Company's  major financial  risk  exposures  and the steps  management  has taken to monitor  and control such exposures.

          d. COMMITTEE  OVERSIGHT OF INTERNAL AUDIT.  The Committee shall ensure that the Company has an internal  audit  function to provide  management and the
Committee with ongoing assessments. The Committee shall review and concur in the appointment,  replacement  or  dismissal of the head of the  Company's  internal auditing  department.  The  Committee  shall also  review the  responsibilities, budget and staffing of the Company's internal audit function.

          e. ANNUAL  PERFORMANCE  EVALUATION.  The  Committee  shall  perform an annual self-evaluation of the Committee's performance.

     2. INDEPENDENT AUDITORS.

          a. COMMITTEE  OVERSIGHT OF INDEPENDENT  AUDITORS.  The Committee shall have the sole authority  regarding,  and shall be directly  responsible for, the appointment, compensation, oversight, termination and replacement of, as well as funding for, the independent auditors for the purpose of preparing or issuing an audit report or related work, or any non-audit work, subject, if applicable,  to stockholder ratification.  The independent auditors shall report directly to the
Committee, and are ultimately accountable to the Committee and the Board.

          b. INDEPENDENT  AUDITORS'  INDEPENDENCE.  The Committee shall annually request from the independent auditors, a formal written statement delineating all relationships between the independent auditors and the Company, including fees paid by the Company to the independent auditors, in accordance with the SEC, the NYSE and the Act's requirements; actively engage in a dialogue with the independent auditors regarding all relationships between the independent auditors and management of the Company that in the Committee's judgment (or the independent auditors' judgment) may reasonably be thought to bear on the independence of the independent auditors; and take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditors' independence.

          c.  PRE-APPROVAL  OF INDEPENDENT  AUDITORS'  FEES. The Committee shall pre-approve all auditing services and non-auditing services
provided to the Company by the independent auditors. Such approval may be given at the beginning of each year up to a pre-established amount to be determined by the Committee. Any permitted non-audit services not included in the pre-approved category shall be approved prior to the commencement of any such services.

          d. INDEPENDENT AUDITORS' REPORT ON PRACTICES. The independent auditors

                                      A-4

shall report promptly to the Committee (a) all critical  accounting policies and practices to be used; (b) all alternative  treatments of financial  information, ramifications of such treatment,  and the treatment  preferred by the accounting firm;  and (c) all  material  written  communications  between  the  independent auditors'  firm and Company  management.  The  independent  auditors  shall also report on generally  accepted  accounting  principles  adopted by the accounting profession,  the Company's  compliance  therewith,  and the effect of unusual or
extraordinary   transactions.   The  independent  auditors  must  discuss  their
judgments about the quality and content of the Company's  accounting  principles with the Committee.

          e. QUALITY CONTROL OF INDEPENDENT  AUDITORS.  On an annual basis,  the
Committee shall obtain a report from the independent auditors describing (i) the independent auditors' internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues. The Committee shall then present its conclusions with respect to the independent auditors to the full Board.

          f. ROTATION OF INDEPENDENT AUDITORS.  The Committee shall annually (i)
assess the qualifications, performance and independence of the independent auditors and the lead (or coordinating) audit partner (or other audit partner having primary responsibility for the audit); (ii) take any actions necessary to ensure the rotations not less than every five (5) years of the audit partner; and (iii) consider whether, in order to ensure continuing auditor independence, the independent accounting firm should be rotated on a regular basis. The Committee shall then present its conclusions with respect to the independent auditors to the full Board.

          g.  HIRING  POLICIES.  The  Committee  shall  establish  clear  hiring policies for the Company's hiring of employees or former employees of the independent auditors, after consultation with management.

          h. AUDIT  PROBLEMS.  The Committee  shall review with the  independent auditors any audit problem or difficulties encountered during the course of their work and management's response.

     3. LEGAL COMPLIANCE.

     a.  REVIEW  OF  DISCLOSURES  BY  OFFICERS.   The  Committee   shall  review
disclosures made by the Company's principal  executive  officer(s) and principal financial officer(s)  regarding compliance with their certification  obligations under the Act,  including the Company's  disclosure  controls and procedures and internal controls for financial reporting.

     b. FRAUD.  The Committee  shall discuss with management and the independent auditors any fraud  disclosed to the  Committee,  whether or not material,  that involves  management  or  other  employees  who have a  significant  role in the
Company's internal controls.

                                      A-5

          c. RELATED PARTY TRANSACTIONS.  The Committee shall be responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee, or family member.

     4. OTHER COMMITTEE ACTIVITIES.

          a. EARNINGS PRESS RELEASES. The Committee shall discuss earnings press releases,  as well as financial  information and earnings  guidance  provided to analysis and rating agencies.

          b. COMPLAINT PROCEDURES.  The Committee shall establish procedures for the  receipt,  retention  and  treatment of  complaints  received by the Company regarding the Company's  accounting,  internal  accounting controls and auditing matters and for the  confidential,  anonymous  submissions  by  employees of the
Company of concerns relating to questionable accounting or auditing matters.

          c.  COMMITTEE   REPORTS.   The  Committee  shall  prepare  reports  to
stockholders  as  required  by the SEC 's  proxy  rules  to be  included  in the
Company's  annual  proxy  statement,  or, if the  Company  does not file a proxy statement, in the Company's Annual Report filed on Form 10-K with the SEC.

          d. OTHER. The Committee shall have the power and authority to perform any other activities consistent with this Charter, the
Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

LIMITATION

Nothing in this Charter is intended to alter in any way the standard of conduct required of any of the directors of the Company under the Delaware General
Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to, the duties or standards established by the Delaware General Corporation Law or applicable requirements of federal law or the NYSE.

                                      A-6

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                                 WHX CORPORATION

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 2, 2004

     The undersigned,  a stockholder of WHX Corporation,  a Delaware corporation
(the  "Company"),  does hereby appoint Neale X. Trangucci,  Stewart E. Tabin and
Neil D. Arnold, and each of them, the true and lawful attorneys and proxies with full  power  of  substitution,  for and in the  name,  place  and  stead  of the undersigned,  to vote all of the shares of Common Stock of the Company which the undersigned  would be entitled to vote if personally  present at the 2004 Annual
Meeting of  Stockholders of the Company to be held at the New York Marriott East
Side located at 525 Lexington  Avenue,  New York,  New York, on June 2, 2004, at
11:00 a.m., Local Time, or at any adjournment or postponements thereof.

     The undersigned  hereby revokes any proxy or proxies  heretofore  given and acknowledges  receipt  of a copy of the  Notice  of  Annual  Meeting  and  Proxy
Statement,  both dated April 29, 2004, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS
OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED TO ELECT THE CLASS II  DIRECTORS
AND TO RATIFY THE  APPOINTMENT  OF  PRICEWATERHOUSECOOPERS  LLP AS THE COMPANY'S
INDEPENDENT PUBLIC ACCOUNTANTS.

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

--------------------------------------------------------------------------------
VOTE-BY-INTERNET                        VOTE-BY-TELEPHONE
Log on to the Internet and go to        Call toll-free
http://www.eproxyvote.com/whx           1-877-PRX-VOTE (1-877-779-8683)
--------------------------------------------------------------------------------

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.

1.   To elect the  following  Class II  directors:  (01) Marvin L. Olshan,  (02)
     Garen W. Smith and (03) Raymond S. Troubh,  to serve as directors until the
     2007 Annual Meeting of  Stockholders  of the Company and in each case until their successors have been duly elected and qualified.

             FOR ALL NOMINEES            WITHHELD FROM ALL NOMINEES
------------                  ----------

-----------------------------------------------------------
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES(S), PRINT NAME ABOVE

2.   To ratify the appointment of PricewaterhouseCoopers  LLP as the independent public  accountants of the Company for the fiscal year ending  December 31,
     2004.

       FOR                     AGAINST                      ABSTAIN
           -----------                  -----------                 -----------

3.   DISCRETIONARY  AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

Note:  Your  signature  should appear the same as your name appears  hereon.  In signing  as  attorney,  executor,  administrator,  trustee or  guardian,  please indicate  the capacity in which  signing.  When  signing as joint  tenants,  all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.  No postage is required if mailed in the United States.

Signature:                                      Date:
          ------------------                         --------------

Signature:                                      Date:
          ------------------                         --------------

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                             -------------

                                      A-2